                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 20                                   Trade Date: 03/26/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/29/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 28, 2001




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAV6              $3,352,000.00               6.0%                  3/15/16                 100%


    Interest Payment
       Frequency                                      Subject to             Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption             (including the redemption price)
    ----------------        -----------------         ----------             --------------------------------
        4/15/01                    Yes                   Yes                           100% 3/15/02
        monthly                                                                   semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
       $3,293,340                $58,660                 $3.50              ABN AMRO, Inc.